Exhibit 99.1

Beam Therapeutics Reports Fourth Quarter and Year-End 2022 Financial Results and Reiterates Anticipated Milestones

Advancing Pipeline of Wholly Owned Base Editing Therapeutics with Four Development-stage Programs

Expanding Investment in a Broad Portfolio of Potential New Programs Designed to Extend Reach of Base Editing Medicines

North Carolina Manufacturing Facility Open and Operational, Expected to Commence cGMP Operations in Late 2023

Ended Fourth Quarter 2022 with $1.1 Billion in Cash, Cash Equivalents and Marketable Securities

CAMBRIDGE, Mass., February 28, 2023 – Beam Therapeutics Inc. (Nasdaq: BEAM), a biotechnology company developing precision genetic medicines through base editing, today reaffirmed its anticipated upcoming milestones across the company’s hematology, immunology-oncology, and genetic disease portfolios and reported fourth quarter and full year 2022 financial results.

“Just five years since our founding, we achieved significant milestones in 2022, having advanced two ex vivo assets – BEAM-101 and BEAM-201 – into clinical-stage development, and two in vivo liver programs – BEAM-301 and BEAM-302 – on a path to regulatory filings,” said John Evans, chief executive officer of Beam. “As we look ahead in 2023, we are focused on the execution of our clinical trials and advancing preclinical work that we expect will support regulatory filings for BEAM-301 and BEAM-302. Importantly, as our confidence in the power and differentiation of our base editing platform grows, we also continue to make important investments in new programs across each of our strategic pillars. This includes our ESCAPE platform in hematology, our next-generation of highly engineered cell therapies in immunology-oncology, and numerous new base editing programs targeting the liver on our own and with our collaborators. I am incredibly excited about the year ahead as we execute our clinical trials and focus on advancing an entirely new class of potentially one-time transformative medicines that could benefit so many patients in need.”

Key 2023-2024 Anticipated Milestones and Investments

Hematology Portfolio

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Continue enrollment in sentinel cohort of BEACON Phase 1/2 clinical trial evaluating BEAM-101 as a treatment for sickle cell disease (SCD)
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Finish enrollment in the sentinel cohort in 2023
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Initiate enrollment in the expansion cohort in 2023
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Report initial data from multiple patients from one or both cohorts in 2024
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Continue to advance and invest in Engineered Stem Cell Antibody Paired Evasion (ESCAPE) conditioning platform throughout 2023

Immunology/Oncology Portfolio

•
Enroll and dose first patient in Phase 1/2 clinical trial of BEAM-201 in patients with relapsed/refractory T-cell acute lymphoblastic leukemia (T-ALL)/T-cell lymphoblastic lymphoma (T-LL) by mid-2023
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Continue to invest in and advance potential next-generation allogeneic strategies designed to significantly improve cell persistence to expand the utility and accessibility of cell therapies in cancer and other diseases, with updates on these efforts to be provided in 2023

Genetic Disease Portfolio

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Advance preclinical studies for BEAM-301 in glycogen storage disease 1a (GSDIa) and, by late 2023 or early 2024, submit a regulatory application for authorization to initiate clinical trials for the program
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Advance preclinical studies for BEAM-302 for severe alpha-1 antitrypsin deficiency (AATD) and, in early 2024, submit a regulatory application for authorization to initiate clinical trials for the program
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Advance multiple additional in vivo liver editing programs through lead optimization in 2023, including both Beam wholly owned and collaboration programs
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Continue advancement of lipid nanoparticle delivery technologies targeting the liver and other tissues throughout 2023

Manufacturing

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Initiate current good manufacturing practice compliant operations at Beam’s internal North Carolina manufacturing facility in late 2023

Recent Nature Biotechnology Publication

In January 2023, Beam published preclinical research in Nature Biotechnology highlighting work that led to the creation of an improved class of cytosine base editors (CBEs), leveraging a TadA enzyme-based CBE (CBE-T), that demonstrated edits at levels comparable to traditional CBEs and that benefited from favorable attributes of TadA for precise, specific, and flexible base editing. In addition, the paper highlights research to identify cytosine and adenine base editors (CABEs) that can conduct both C-to-T and A-to-G edits with a single TadA deaminase—called CABE-Ts. Together with ABEs, CBE-Ts and CABE-Ts demonstrated programmable installation of all transition mutations using laboratory-evolved TadA variants with improved properties relative to previously reported CBEs.

Fourth Quarter and Full Year 2022 Financial Results

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Cash Position: Cash, cash equivalents and marketable securities were $1.1 billion as of December 31, 2022, compared to $ 965.6 million as of December 31, 2021.
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Research & Development (R&D) Expenses: R&D expenses were $86.3 million for the fourth quarter of 2022 and $311.6 million for the full year ended December 31, 2022, compared to $96.8 million for the fourth quarter of 2021 and $387.1 million for the full year ended December 31, 2021.
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General & Administrative (G&A) Expenses: G&A expenses were $22.7 million for the fourth quarter of 2022 and $87.8 million for the full year ended December 31, 2022, compared to $17.8 million for the fourth quarter of 2021 and $57.2 million for the full year ended December 31, 2021.
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Net Loss: Net loss attributable to common stockholders was $38.3 million, or $0.54 per share, for the fourth quarter of 2022 and $289.1 million, or $4.13 per share, for the year ended December 31, 2022, compared to $64.7 million, or $0.95 per share, for the fourth quarter of 2021 and $370.6 million, or $5.77 per share, for the full year ended December 31, 2021.

Cash Runway

Beam expects that its cash, cash equivalents and marketable securities as of December 31, 2022, will enable the company to fund its anticipated operating expenses and capital expenditure requirements at least into 2025. This expectation includes funding directed toward reaching each of the key milestones for BEAM-101, BEAM-201, BEAM-301 and BEAM-302 described above, as well as continued investments in platform advancements and manufacturing capabilities.

About Beam Therapeutics

Beam Therapeutics (Nasdaq: BEAM) is a biotechnology company committed to establishing the leading, fully integrated platform for precision genetic medicines. To achieve this vision, Beam has assembled a platform that includes a suite of gene editing and delivery technologies and is in the process of building internal manufacturing capabilities. Beam’s suite of gene editing technologies is anchored by base editing, a proprietary technology that is designed to enable precise, predictable and efficient single base changes, at targeted genomic sequences, without making double-stranded breaks in the DNA. This has the potential to enable a wide range of therapeutic editing strategies that Beam is using to advance a diversified portfolio of base editing programs. Beam is a values-driven organization committed to its people, cutting-edge science, and a vision of providing life-long cures to patients suffering from serious diseases.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned not to place undue reliance on these forward-looking statements, including, but not limited to, statements related to: the therapeutic applications and potential of our technology, including with respect to SCD, GSDIa, T-ALL/TLL, AATD and our conditioning regimens; our plans, and anticipated timing, to advance our programs, including our Key 2023-2024 Anticipated Milestones and Investments; our estimated cash, cash equivalents and marketable securities as of December 31, 2022 and our expectations related thereto; the sufficiency of our capital resources to fund operating expenses and capital expenditure requirements and the period in which such resources are expected to be available; and our ability to develop life-long, curative, precision genetic medicines for patients through base editing. Each forward-looking statement is subject to important risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement, including, without limitation, risks and uncertainties related to: our ability to develop, obtain regulatory approval for, and commercialize our product candidates, which may take longer or cost more than planned; our ability to raise additional funding, which may not be available; our ability to obtain, maintain and enforce patent and other intellectual property protection for our product candidates; the potential impact of pandemics and other health emergencies, including their impact on the global supply chain; the uncertainty that our product candidates will receive regulatory approval necessary to initiate human clinical studies; that preclinical testing of our product candidates and preliminary or interim data from preclinical studies and clinical trials may not be predictive of the results or success of ongoing or later clinical trials; that enrollment and initiation of our clinical trials may take longer than expected; that our product candidates may experience manufacturing or supply interruptions or failures; risks related to competitive products; and the other risks and uncertainties identified under the headings “Risk Factors Summary” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, and in any subsequent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

This press release contains hyperlinks to information that is not deemed to be incorporated by reference in this press release.

Contacts:

Investors:

Chelcie Lister

THRUST Strategic Communications

chelcie@thrustsc.com

Media:

Dan Budwick

1AB

dan@1abmedia.com

Condensed Consolidated Balance Sheet Data (unaudited)
(in thousands)

	December 31, 2022	December 31, 2021
Cash, cash equivalents, and marketable securities	$1,078,134	$965,647
Total assets	1,341,714	1,474,453
Total liabilities	608,240	647,715
Total stockholders’ equity	733,474	826,738

Condensed Consolidated Statement of Operations (unaudited)
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
License and collaboration revenue	$20,037	$51,069	$60,920	$51,844
Operating expenses:
Research and development	86,341	96,781	311,594	387,087
General and administrative	22,681	17,772	87,805	57,222
Total operating expenses	109,022	114,553	399,399	444,309
Loss from operations	(88,985)	(63,484)	(338,479)	(392,465)
Other income (expense):
Change in fair value of derivative liabilities	3,000	7,400	23,900	(1,000)
Change in fair value of non-controlling equity investments	21,578	(4,270)	20,200	17,690
Change in fair value of contingent consideration liabilities	19,447	(4,407)	18,904	5,146
Interest and other income (expense), net	7,611	54	15,297	(9)
Total other income (expense)	51,636	(1,223)	78,301	21,827
Net loss before income taxes	(37,349)	(64,707)	(260,178)	(370,638)
Provision for income taxes	(1,000)	—	(3,410)	—
Loss from equity method investment	—	—	(25,500)	—
Net loss	$(38,349)	$(64,707)	$(289,088)	$(370,638)
Unrealized gain (loss) on marketable securities	2,244	(12)	(2,380)	(41)
Comprehensive loss	$(36,105)	$(64,719)	$(291,468)	$(370,679)
Net loss per common share attributable to common stockholders, basic and diluted	$(0.54)	$(0.95)	$(4.13)	$(5.77)
Weighted-average common shares outstanding, basic and diluted	70,777,542	67,988,717	70,015,305	64,227,676